EXHIBIT 99.1

Grant Park Futures Fund Weekly Commentary

Commentary for the Week Ended September 19, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
9/19/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.23%	-0.09%	8.67%
Class B Units	-0.25%	-0.13%	8.00%

S&P 500 Total Return Index**	0.30%	-2.02%	-13.18%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Currencies
•	Grant Park’s positions in the currency markets are mixed.
o	Currency markets proved difficult for the portfolio this past week. The bulk of the setbacks were encountered in the European markets.
o
The biggest draw on performance this week were short Swiss franc positions against the greenback.  Analysts in the market attribute the near 3% move in the franc to increased risk aversion caused by massive downturn in the U.S. equity markets early in the week.

o
Positions in the euro and British pound also endured losses.  With the U.S. economic system in question, the dollar came under heavy selling pressure driving both currencies steadily upwards throughout the week.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Grant Park Futures Fund Weekly Commentary

Energy
▪	Grant Park is predominantly short the energy markets.
o
A weakened greenback was the main driver behind Grant Park’s performance in the energy markets this past week.  Under pressure from the equity markets, a falling dollar caused a sector wide uptrend in the energy markets, moving contrary to positions.  Most heavily affected were positions in the crude oil, brent crude, and natural gas markets.

o
Analysts close to the markets also attribute the rise in the crude markets to ongoing supply concerns in Nigeria.  Rebel group MEND (Movement for the Emancipation of the Niger Delta) has renewed promises of violence against major oil producing facilities in the region.  As the group’s threats of violence intensify speculators continue to question the ability of the region to produce the highly sought after Bonny Light Crude Oil.

Equity Indices
•	Grant Park is predominantly short domestic and international equity indices.
o
Finally, the portfolio posted gains in the equity index markets.  Short positions earned substantial profits as global uncertainty swept through the equity markets early in the week.  Investor sentiment put a massive strain on the equity markets as more news of financial institutions under stress hit the newswire.  The bankruptcy filing of Lehman Brothers and buyout of Merrill Lynch by Bank of America helped spur big moves to the downside in the equity markets, moving them alongside positions.  The portfolio’s short positions in the Nikkei 225, FTSE 100, and the S&P 500 were among the most profitable.

o
Thursday night, the U.S. government rocked the financial markets by announcing a plan intended to take bad assets off of the books of the nation’s biggest financial institutions by creating a new government-run structure.  The news of this structure, which still needs to be approved by Congress, injected new confidence into the markets driving share prices upwards.  Analysts view the proposed action as being the biggest government intervention in the financial markets since the Great Depression of the 1930’s.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.